Exhibit 10.1

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
2003 STOCK INCENTIVE PLAN
(Amended and Restated as of April 16, 2007)

ARTICLE 1
PURPOSE

Aventine Renewable Energy Holdings, Inc. (the “Company”) established the Aventine Renewable Energy Holdings, Inc. 2003 Stock Option Plan effective May 30, 2003, as amended September 6, 2005, was further amended and renamed the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan, as of December 12, 2005 (as so amended and restated, the “Prior Plan”) and was further amended and restated as of March 22, and April 16, 2007 (as amended and restated as of April 16, 2007, the “Plan”).  The purposes of the Plan are to advance the interests of the Company and its stockholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected directors, officers, other key employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

ARTICLE 2
DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Award” means any grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or other equity-based award under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Committee) be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, that such Participant (i) is convicted of or enters a plea of guilty or nolo contendere to a felony, or to a crime or offense involving the property of the Company or any of its Subsidiaries, (ii) commits any act involving dishonesty, fraud or disloyalty, or breach of his or her fiduciary duty to the Company or any of its Subsidiaries, which in any such case is of material detriment to the business, condition (financial or otherwise), reputation, character or standing of the Company or any of its Subsidiaries, (iii) engages in gross negligence or willful misconduct with respect to his or her duties on behalf of the Company or any of its Subsidiaries, or (iv) breaches any of the covenants contained in the Award Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either the Board or the Compensation Committee of the Board, as duly appointed from time to time by the Board.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code or any successor provision thereto.

“Disability” means, with respect to any Participant, (i) any permanent physical or mental incapacity or disability rendering such Participant unable or unfit to perform effectively the duties and obligations under his or her employment, directorship or other consulting relationship with the Company or any of its Subsidiaries, as applicable, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, where such condition has rendered such Participant unable or unfit to perform effectively the duties and obligations under his or her employment, directorship or other consulting relationship with the Company or any of its Subsidiaries, as applicable for a period of at least ninety consecutive days or four months in any twelve-month period (in either case, as determined in the good faith judgment of the Committee).

“Dividend Equivalent Rights” means a right, granted under this Plan, to receive cash, Shares, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of Shares.

“Eligible Individual” means any officer, director or employee of, or consultant to, the Company or a Subsidiary and includes any holders of Substitute Awards (whether or not employed by the Company or a Subsidiary).

“Ending Value” has the meaning set forth in Section 8.01.

“Exercise Price” means (i) in the case of an Option, the price at which a Share may be purchased by a Participant pursuant to such Option and (ii) in the case of a Stock Appreciation Right, the base price of such Stock Appreciation Right.

“Fair Market Value” means the closing price of a Share (at the end of the regular session, as reported on the Consolidated Tape) on the NYSE.

“Good Reason” means, with respect to a Participant, the occurrence of one or more of the following events, without such Participant’s consent, following a Sale of the Company: (i) any material diminution in such Participant’s positions, duties, responsibilities or authority immediately prior to such Sale of the Company; (ii) the assignment to such Participant of duties or responsibilities that are materially inconsistent with such Participant’s position immediately prior to such Sale of the Company; (iii) any material adverse change to such Participant’s compensation or benefits structure unless such material adverse change is generally applicable to Company officers; (iv) a relocation of Participant’s principal place of employment more than 50 miles from such location as in effect immediately prior to such Sale of the Company.

“Initial Value” has the meaning set forth in Section 8.01.

“ISOs” has the meaning set forth in Section 6.01.

“LLC” means Aventine Renewable Energy Holdings, LLC, a Delaware limited liability company and its successors.

“MSCP Funds” means, collectively, Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P. and MSDW IV 892 Investors, L.P., and any of their permitted transferees.

“Option” means an option to purchase Shares granted to an Eligible Individual under Article 6.

“Participant” means an Eligible Individual who receives an Award under the Plan.

“Performance-based Objectives” means any one or more of the following:  price of Shares or the stock of any affiliate; shareholder return; return on assets; return on equity; return on investment; return on capital; sales productivity; economic profit; economic value added; net income; operating income; earnings (including earnings before taxes; earnings before interest and taxes; or earnings before interest, taxes, depreciation, and amortization); gross margin; sales; sales growth; product sales growth; free cash flow; earnings per share; earnings per share growth; operating company contribution or market share; improvements in or attainment of expense levels or working capital levels; comparisons of gross selling price over time or with specified competitors; freight, commissions and other selling expenses;  regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel.  Such performance goals may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

“Performance Period” has the meaning set forth in Section 8.02.

“Performance Shares” means units representing Shares, as described in Article 8.

“Performance Share Account” has the meaning set forth in Section 8.01.

“Performance Units” means units which do not represent Shares but which may be paid in the form of Shares, as described in Article 8.

“Performance Unit Account” has the meaning set forth in Section 8.02.

“Person” means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

“Restricted Stock” means any Share granted to an Eligible Individual under Article 7.

“Restricted Stock Unit” or “RSU” means a contractual right granted to an Eligible Individual under Article 7 that is denominated in Shares.  Each unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

“Sale of the Company” means either (i) a sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole or (ii) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or “group” (as defined in Section 13 of the Securities Exchange Act), other than the LLC, the MSCP Funds or any of their respective Affiliates (or a group containing any of them), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Shares” means shares of common stock of the Company, par value $0.001 per share.

“SAR” or “Stock Appreciation Right” means any right granted to an  Eligible Individual under Article 6 to receive, upon exercise by such individual, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the Exercise Price of the right on the date of grant, or if granted in connection with an outstanding Option, on the date of grant of the related Option, as specified by the Committee in its sole discretion.

“Subsidiary” means (i) any company during any period in which it is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code with respect to the Company, or (ii) any other entity of which ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by the Company.

“Substitute Award” means an Award granted pursuant to Article 5 in assumption of, or as an alternative to or replacement of, an outstanding award previously granted by a business or entity all or a portion of which is acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines.

ARTICLE 3
ADMINISTRATION

Section 3.01.  Committee.  The Plan shall be administered by the Committee.  Following an initial public offering of the Shares, it is intended that each member of the Committee shall be (a) independent, within the meaning of and to the extent required by applicable rulings and interpretations of  the Securities and Exchange Commission and the applicable stock exchange on which the Shares trade or are quoted, (b) a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Act and the rules promulgated thereunder and (c) an outside director pursuant to Section 162(m) of the Code, and any regulations issued thereunder, in each case at such time as the Company becomes subject to the respective regulatory regime.

Section 3.02.  Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

(a)   to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other aspects of the Awards and the provisions of the applicable Award Agreement and to modify, amend, cancel or suspend Awards;

(b)   to interpret the Plan;

(c)   to prescribe, amend and rescind any rules and regulations relating to the Plan;

(d)   to determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares, other Awards or other property, including without limitation the authority to settle Awards in cash or property upon a Sale of the Company or other similar corporate transaction;

(e)   to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and any other amounts payable with respect to an Award shall or may be deferred either automatically or at the election of the Participant or of the Committee;

(f)    to determine whether, and to what extent and under what circumstances an Award shall include Dividend Equivalent Rights;

(g)   subject to Article 16, to accelerate vesting of an Award previously granted under the Plan; and

(h)   to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03.  Committee Discretion.  In exercising its authority, the Committee shall have the broadest possible discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Committee under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04.  Committee Delegation.  To the extent permitted by applicable law or regulation, the Committee may delegate its authority, or specified items thereof, to one or more designated individuals or other committees of the Board.

ARTICLE 4
SHARES SUBJECT TO THE PLAN

Section 4.01.  General Limitation.  (a)  Subject to the provisions of Section 4.02, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 6,701,172 Shares (including shares available for awards under the Prior Plan).  Notwithstanding the foregoing and subject to adjustment as provided in Section 4.02, no Covered Employee may be granted under this Plan in any calendar year (i) Options or SARs that relate to more than 750,000 Shares, (ii) Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that relate to more than 500,000 Shares, or (iii) Awards payable in cash in any amount exceeding $5 million.

Notwithstanding anything herein to the contrary and subject to adjustment as provided in Section 4.02, ISOs relating to more than 1,000,000 Shares in the aggregate may not be granted under the Plan.

(b)           To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, expires without being exercised, or the Shares are not delivered because the Award is settled in cash or used to satisfy applicable minimum tax withholding obligations or otherwise, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(c)           If the Exercise Price of any Option or SAR granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares remaining available for delivery under the Plan.

(d)           Any Shares covered by a Substitute Award shall not be deemed to have been delivered for purposes of determining the maximum number of Shares remaining available for delivery under the Plan.

Section 4.02.  Adjustments.  In the event that any corporate transaction or distribution (including, without limitation, any stock split, stock dividend, extraordinary cash dividend, issuance of warrants or other rights to purchase Shares or other securities of the Company, recapitalization, reorganization, merger, consolidation, split-up, spin-off, repurchase, combination or exchange of Shares or other securities of the Company) affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (ii) the number of Shares or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; and (iii) the grant, purchase or exercise price or other terms and conditions of any Award or, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award in full satisfaction of such Award.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and thereby become Participants in the Plan.  Awards may be granted on conditions specified by the Committee. Awards may be granted as alternatives to or in replacement of Awards outstanding under the Plan or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by or combines with the Company or an Affiliate).

ARTICLE 6
OPTIONS AND STOCK APPRECIATION RIGHTS

Section 6.01.  Options.  The Committee is hereby authorized to grant Options to Participants.  Options granted pursuant to the Plan may be either “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) or nonqualified stock options.  “Incentive stock options” may only be granted to officers and other key employees of the Company or its Subsidiaries.  Any Option granted under the Plan will be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions.

Section 6.02.  Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.  SARs may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under this Article 6.  Any SAR granted under the Plan will be evidenced by an Award Agreement.

Section 6.03.  Exercise Price.  Other than in connection with Substitute Awards or a result of adjustments made pursuant to Section 4.02, the Exercise Price shall be no less than 100% of the Fair Market Value of a Share on the date of grant of an Option or SAR, as applicable.

Section 6.04.  Vesting.  Unless the Committee at any time determines otherwise, subject to Article 16, Options or SARs granted to employees of the Company or any Subsidiary will not be exercisable before the first anniversary of the date of grant.

Section 6.05.  Terms of Exercise.  An Option or SAR shall be exercisable only in accordance with the terms and conditions and during such periods as may be established by the Committee in the Award Agreement or otherwise in accordance with the Plan and the Award Agreement. The Committee may, in its discretion, provide that such an Option or SAR may be exercised in whole or in part, in installments, cumulative or otherwise, for any period of time specified by the Committee or based on performance or other criteria established by the Committee.

Section 6.06.  Payment.  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Committee), is received by the Company.  The Committee shall determine the method or methods by which such payment shall be made, and the form or forms of such payment, which shall include:  (i) cash, (ii) Shares owned by the Participant or in Shares which may be received by the Participant upon exercise of the Option or SAR (in each case, the value of such Shares shall be their Fair Market Value on the date of exercise), or (iii) any combination thereof.

Section 6.07.  Expiration and Termination.  An Option or SAR and all rights and obligations thereunder shall expire on the date to be determined by the Committee and set forth in the Award Agreement, which shall not be greater than ten years from the date of grant of such Option or SAR, as applicable, provided, however, that except as otherwise determined by the Committee at the time of grant or thereafter, upon any termination of a Participant’s employment or service with the Company or the Subsidiaries, the unvested portion of an Option or SAR, as applicable, held by such Participant shall be deemed immediately forfeited and cancelled without any payment or consideration being due from the Company.

Section 6.08.  Special Rules Applicable To ISOs.

(a)  10% Shareholders.  Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an ISO under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) Shares possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such ISO is at least 10 percent of the fair market value of the Shares subject to such ISO on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such ISO is granted.

(b)  Limitation on Grants.  The aggregate fair market value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

(c)  Limitations on Time of Grant.  No grant of an ISO shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 7.01.  Restricted Stock and Restricted Stock Units. (a)  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units (payable in shares) to Participants.  Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying the Restricted Stock or the right to receive any dividend, other rights or property), which restrictions may lapse separately or in combination at such times, under such circumstances (including future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Awards of Restricted Stock and Restricted Stock Units may be issued to Participants for no consideration, for such minimum consideration as may be required by applicable law or for other consideration, as determined by the Committee in its sole discretion.

(b)  Forfeiture.  Except as otherwise determined by the Committee at any time, upon termination of employment or service during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and Restricted Stock Units will lapse in whole or in part on certain events, including in the event of terminations resulting from specified causes.

(c)  Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

ARTICLE 8
PERFORMANCE SHARES AND UNITS

Section 8.01.  Award of Performance Shares.

(i)  For each Performance Period (as defined in Section 8.02), Performance Shares or Performance Units may be granted under the Plan.  Each Performance Share shall be deemed to be equivalent to one (1) Share.  Performance Shares granted to a Participant shall be credited to an account (a

“Performance Share Account”) established and maintained for such Participant.

(ii)  The Award Agreement covering Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”).  If necessary to make the calculation of the amount to be paid to the Participant pursuant to Section 8.03, the Committee shall also state in the Award Agreement the initial value of each Performance Unit (the “Initial Value”).  Performance Units granted to a Participant shall be credited to an account (a “Performance Unit Account”) established and maintained for such Participant.

Section 8.02.  Performance Period.  “Performance Period” shall mean such period of time as shall be determined by the Committee in its sole discretion; provided, however, that a Performance period shall not be shorter than 12 months nor longer than five years.  Different Performance Periods may be established for different Participants receiving Performance Shares.  Performance Periods may run consecutively or concurrently.

Section 8.03.  Right to Payment of Performance Shares and Performance Units.  With respect to each award of Performance Shares or Performance Units under this Plan, the Committee shall specify Performance-Based Objectives which must be satisfied in order for the Participant to vest in the Performance Shares which have been awarded the Participant for the Performance Period.  The Committee may also determine, in its sole discretion, that Performance Shares or Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, Disability or retirement, or the termination of the Participant’s employment prior to the end of the Performance Period.

Section 8.04.  Payment for Performance Shares and Performance Units.

(a)  As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Performance Objectives for the Performance Period have been achieved.  If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares or Performance Units shall be granted to the Participant pursuant to Section 8.03.

(b)  As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the Participant one Share with respect to each vested Performance Share.

(c)  As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit.  Payment shall be made entirely in cash, entirely in Shares (including Restricted Shares) or in such combination of cash and Shares as the Committee shall determine.

Section 8.05.  Voting and Dividend Rights.  Except as the Committee may otherwise provide, no Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Shares.  Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its Shares, the Committee, in its discretion, may credit a Participant’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Shares multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

ARTICLE 9
OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.  The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms of the Plan.  Shares or other securities delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.

ARTICLE 10
OTHER PROVISIONS APPLICABLE TO ALL AWARDS

Section 10.01.  Sale of the Company.  Unless otherwise determined by the Committee and specified in the Award Agreement, upon a Sale of the Company in which the successor company assumes or substitutes for any unvested Award, if a Participant terminates employment for Good Reason or there is a termination of a Participant’s employment other than for Cause, in each case within the 24-month period beginning on the date of such Sale, any unvested Awards held by such Participant shall become fully vested and nonforfeitable.  Unless otherwise determined by the Committee and specified in the Award Agreement, upon a Sale of the Company in which the successor company does not assume or substitute for any unvested Award, any unvested Awards held by such Participant shall become fully vested and nonforfeitable.

Section 10.02.  Settlement of Award.  Shares delivered pursuant to the exercise of an Option or SAR or upon settlement of any other Award shall be subject to such conditions, restrictions and contingencies as the Committee may establish pursuant to the Plan and any Award Agreement, in addition to the conditions set forth herein.

Section 10.03.  Amendment to Awards.  Subject to Article 16, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively.

Section 10.04.  Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Shares upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

ARTICLE 11
DEFERRALS

This Plan shall be operated and interpreted in accordance with Code Section 409A, any regulations promulgated thereunder or any other applicable guidance.  Subject to the foregoing, the Committee, in an Award Agreement or otherwise, may permit a Participant to defer such Participant’s receipt of the payment of cash or delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the settlement of any other Award made under this Plan.

ARTICLE 12
TAX WITHHOLDING

All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements. The Committee, in its discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following:  (i) cash payment by the Participant, (ii) payroll withholding of the Participant’s salary, wages or other compensation, (iii) surrender of Shares which the Participant already owns (either by actual surrender or attestation), or (iv) surrender of Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option or SAR or the settlement of any other Award made under this Plan) under the terms of the Plan.

ARTICLE 13
TRANSFERABILITY OF OPTIONS AND OTHER AWARDS

Except as otherwise expressly provided in an Award Agreement, no Award granted under this Plan may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  An Option or any other Award granted under this Plan may be exercised during the lifetime of the Participant only by him or her or by his or her legal representative.

ARTICLE 14
LIMITATION ON IMPLIED RIGHTS

Section 14.01.  Property Rights.  Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever including without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its or their sole discretion, may set aside in anticipation of a liability under the Plan.  Subject to the terms of the Plan, a Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any Person.

Section 14.02.  Employment Rights.  Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or an Affiliate regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 14.03.  No Implied Rights or Obligations.  The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of the Company, any Affiliate or the Committee, except as expressly provided herein. In particular, unless otherwise expressly provided for in the Award Agreement, no third-party beneficiary rights shall be created under the Plan.

Section 14.04.  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Section 14.05.  Rights as a Shareholder.  No Participant or holder of any Option or of any other Award under this Plan shall have any rights as a shareholder with respect to any Shares to be issued with respect to any Option or other Award under the Plan until he or she shall have become the holder of such Shares in accordance with the terms of the Plan.

ARTICLE 15
GOVERNMENT AND STOCK EXCHANGE REGULATIONS

The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and state securities laws and any other laws to which such offer, if made, would be subject.

Upon the exercise of an Option or settlement of any other Award under this Plan at a time when there is not in effect a registration statement under the Securities Act relating to the Shares issuable upon exercise or payment thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act or if the rules or interpretations of the Securities and Exchange Commission so require, the Shares may be issued only if the holder represents and warrants in writing to the Company that the Shares purchased are being acquired for investment and not with a view to distribution thereof.

The Company is under no duty to ensure that Shares may legally be delivered under the Plan, and shall have no liability to Award recipients in the event such delivery of Shares may not be made.

ARTICLE 16
AMENDMENTS, SUSPENSIONS OR TERMINATION OF PLAN

The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that any amendment that would constitute a “material revision” of the Plan within the meaning of NYSE Rule 303A(8) shall be subject to the approval of the holders of a majority of the voting power represented by the securities of the Company entitled to vote.  If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.  No suspension, termination, modification or amendment of the Plan may, without the written consent of the Participants to whom an Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

ARTICLE 17
TERMINATION

The Plan shall continue in effect until March 21, 2017, unless earlier terminated by the Board pursuant to Article 16.

ARTICLE 18
GOVERNING LAW

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.